                                                                    EXHIBIT 4(i)

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                        BROWNING-FERRIS INDUSTRIES, INC.

                                      AND

                      THE FIRST NATIONAL BANK OF CHICAGO,
                           AS PURCHASE CONTRACT AGENT

                             ---------------------
                          PURCHASE CONTRACT AGREEMENT
                             ---------------------

                           DATED AS OF JUNE 28, 1995

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

                               TABLE OF CONTENTS

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PARTIES....................................................................   1
RECITALS...................................................................   1

                                  ARTICLE ONE

                        Definitions and Other Provisions
                             of General Application

Section 101. Definitions...................................................   1
  Act......................................................................   1
  Affiliate................................................................   2
  Agent....................................................................   2
  Agreement................................................................   2
  Applicable Market Value..................................................   2
  Board of Directors.......................................................   2
  Board Resolution.........................................................   2
  Business Day.............................................................   2
  Closing Price............................................................   2
  Collateral Agent.........................................................   2
  Common Stock.............................................................   2
  Company..................................................................   3
  Contract Fee.............................................................   3
  Corporate Trust Office...................................................   3
  Current Market Price.....................................................   3
  Depositary...............................................................   3
  Early Settlement.........................................................   3
  Early Settlement Amount..................................................   3
  Early Settlement Date....................................................   3
  Early Settlement Rate....................................................   3
  Exchange Act.............................................................   3
  Excess Treasury Notes....................................................   3
  Expiration Date..........................................................   3
  Expiration Time..........................................................   3
  Final Settlement Date....................................................   3
  Global Security Certificate..............................................   3
  Holder...................................................................   4
  Issuer Order.............................................................   4
  Issuer Request...........................................................   4
  NYSE.....................................................................   4
  Officers' Certificate....................................................   4
  Opinion of Counsel.......................................................   4
  Outstanding Securities...................................................   4
  Outstanding Security Certificates........................................   5
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  Payment Date.............................................................   5
  Person...................................................................   5
  Pledge...................................................................   5
  Pledge Agreement.........................................................   5
  Predecessor Security Certificate.........................................   5
  Purchase Contract........................................................   5
  Purchased Shares.........................................................   6
  Record Date..............................................................   6
  Reorganization Event.....................................................   6
  Responsible Officer......................................................   6
  Security.................................................................   6
  Security Certificate.....................................................   6
  Security Register........................................................   6
  Security Registrar.......................................................   6
  Settlement Rate..........................................................   6
  Stated Amount............................................................   6
  Termination Date.........................................................   6
  Termination Event........................................................   6
  Threshold Appreciation Price.............................................   7
  TIA......................................................................   7
  Trading Day..............................................................   7
  Treasury Notes...........................................................   7
  Underwriting Agreement...................................................   7
  Vice President...........................................................   7
Section 102. Compliance Certificates and Opinions..........................   7
Section 103. Form of Documents Delivered to Agent..........................   8
Section 104. Acts of Holders; Record Dates.................................   9
Section 105. Notices, etc., to Agent and the Company.......................  10
Section 106. Notice to Holders; Waiver.....................................  11
Section 107. Effect of Headings and Table of Contents......................  11
Section 108. Successors and Assigns........................................  12
Section 109. Separability Clause...........................................  12
Section 110. Benefits of Agreement.........................................  12
Section 111. Governing Law.................................................  12
Section 112. Legal Holidays................................................  12
Section 113. Counterparts..................................................  13
Section 114. Inspection of Agreement.......................................  13

                                  ARTICLE TWO

                           Security Certificate Forms

Section 201. Forms of Security Certificates Generally......................  13
Section 202. Form of Agent's Certificate of Authentication.................  14
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                                       ii
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                                 ARTICLE THREE

                                 The Securities

Section 301. Title and Terms; Denominations...............................  14
Section 302. Rights and Obligations Evidenced by the Security Certifi-
  cates...................................................................  14
Section 303. Execution, Authentication, Delivery and Dating...............  15
Section 304. Temporary Security Certificates..............................  16
Section 305. Registration; Registration of Transfer and Exchange..........  16
Section 306. Mutilated, Destroyed, Lost and Stolen Security Certificates..  19
Section 307. Persons Deemed Owners........................................  20
Section 308. Cancellation.................................................  20
Section 309. Securities Not Separable.....................................  21

                                  ARTICLE FOUR

                               The Treasury Notes

Section 401. Payment of Interest; Interest Rights Preserved...............  21
Section 402. Transfer of Treasury Notes Upon Occurrence of Termination
              Event.......................................................  22

                                  ARTICLE FIVE

                             The Purchase Contracts

Section 501. Purchase of Shares of Common Stock...........................  23
Section 502. Contract Fees................................................  25
Section 503. Deferral of Payment Dates For Contract Fee...................  26
Section 504. Payment of Purchase Price....................................  26
Section 505. Issuance of Shares of Common Stock...........................  26
Section 506. Adjustment of Settlement Rate................................  27
Section 507. Notice of Adjustments and Certain Other Events...............  34
Section 508. Termination Event; Notice....................................  34
Section 509. Early Settlement.............................................  35
Section 510. No Fractional Shares.........................................  37
Section 511. Charges and Taxes............................................  37

                                  ARTICLE SIX

                                    Remedies

Section 601. Unconditional Right of Holders to Receive Contract Fee.......  38
Section 602. Restoration of Rights and Remedies...........................  38
Section 603. Rights and Remedies Cumulative...............................  38
Section 604. Delay or Omission Not Waiver.................................  39
Section 605. Undertaking for Costs........................................  39
Section 606. Waiver of Stay or Extension Laws.............................  39
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                                      iii
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                                 ARTICLE SEVEN

                                   The Agent

Section 701. Certain Duties and Responsibilities..........................  40
Section 702. Notice of Default............................................  41
Section 703. Certain Rights of Agent......................................  41
Section 704. Not Responsible for Recitals or Issuance of Securities.......  42
Section 705. May Hold Securities..........................................  42
Section 706. Money Held in Trust..........................................  42
Section 707. Compensation and Reimbursement...............................  42
Section 708. Corporate Agent Required; Eligibility........................  43
Section 709. Resignation and Removal; Appointment of Successor............  43
Section 710. Acceptance of Appointment by Successor.......................  44
Section 711. Merger, Conversion, Consolidation or Succession to Business..  45
Section 712. Preservation of Information; Communications to Holders.......  45
Section 713. No Obligations of Agent......................................  46
Section 714. Tax Compliance...............................................  46

                                 ARTICLE EIGHT

                            Supplemental Agreements

Section 801. Supplemental Agreements Without Consent of Holders...........  47
Section 802. Supplemental Agreements with Consent of Holders..............  48
Section 803. Execution of Supplemental Agreements.........................  48
Section 804. Effect of Supplemental Agreements............................  49
Section 805. Reference to Supplemental Agreements.........................  49

                                  ARTICLE NINE

                   Consolidation, Merger, Sale or Conveyance

Section 901. Covenant Not to Merge, Consolidate, Sell or Convey Property
              Except Under Certain Conditions.............................  49
Section 902. Rights and Duties of Successor Corporation...................  50
Section 903. Opinion of Counsel to Agent..................................  50

                                  ARTICLE TEN

                                   Covenants

Section 1001. Performance Under Purchase Contracts........................  51
Section 1002. Maintenance of Office or Agency.............................  51
Section 1003. Company to Reserve Common Stock.............................  52
Section 1004. Covenants as to Common Stock................................  52
Section 1005. Statements of Officers of the Company as to Default.........  52
TESTIMONIUM...............................................................  52
SIGNATURES................................................................  52
EXHIBIT A  Form of Security Certificate

  PURCHASE CONTRACT AGREEMENT, dated as of June 28, 1995, between BROWNING-FERRIS INDUSTRIES, INC., a Delaware corporation (the "Company"), and THE FIRST NATIONAL BANK OF CHICAGO, a national banking association, acting as purchase contract agent for the Holders of Securities from time to time (the "Agent").

                                   RECITALS

  The Company has duly authorized the execution and delivery of this Agreement and the Security Certificates evidencing the Securities.

  All things necessary to make the Company's obligations under the Securities, when the Security Certificates are executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Agent, as in this Agreement provided, the valid obligations of the Company, and to constitute these presents a valid agreement of the Company, in accordance with its terms, have been done.

                                  WITNESSETH:

  For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed as follows:

                                  ARTICLE ONE

                       Definitions and Other Provisions
                            of General Application

Section 101. Definitions.

  For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

    (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular; and

    (2) the words "herein," "hereof" and "hereunder" and other words of sim-ilar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

  "Act" when used with respect to any Holder, has the meaning specified in
Section 104.

  "Affiliate" of any specified Person means any other Person directly or indi-rectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the forego-ing.

  "Agent" means the Person named as the "Agent" in the first paragraph of this instrument until a successor Agent shall have become such pursuant to the ap-plicable provisions of this Agreement, and thereafter "Agent" shall mean the Person who is then the Agent hereunder.

  "Agreement" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof.

  "Applicable Market Value" has the meaning specified in Section 501.

  "Board of Directors" means the board of directors of the Company or a duly authorized committee of that board.

  "Board Resolution" means one or more resolutions of the Board of Directors, a copy of which has been certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Agent.

  "Business Day" means any day that is not a Saturday, Sunday or a day on which the NYSE or banking institutions or trust companies in The City of New York or Chicago, Illinois are authorized or obligated by law or executive or-der to be closed.

  "Closing Price" has the meaning specified in Section 501.

  "Collateral Agent" means Texas Commerce Bank National Association, as Col-lateral Agent under the Pledge Agreement until a successor Collateral Agent shall have become such pursuant to the applicable provisions of the Pledge Agreement, and thereafter "Collateral Agent" shall mean the Person who is then the Collateral Agent thereunder.

  "Common Stock" means the Common Stock, par value $0.16 2/3 per share, of the Company.

  "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor shall have become such, and thereafter "Com-pany" shall mean such successor.

  "Contract Fee" means the fee payable by the Company in respect of each Pur-chase Contract, equal to 2.125% per annum of the Stated Amount, accruing from July 5, 1995, computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be, plus any additional fees accrued pursuant to Section 503; except that on the initial Payment Date the Contract Fee shall be reduced by an amount equal to accrued interest to July 5, 1995, on the Treasury Note constituting a part of a Security.

  "Corporate Trust Office" means the principal office of the Agent in the Bor-ough of Manhattan, The City of New York, at which at any particular time its corporate trust business shall be administered, which office at the date hereof is located at 14 Wall Street, 8th Floor, New York, New York 10005.

  "Current Market Price" has the meaning specified in Section 506(a)(8).

  "Depositary" means a clearing agency registered under the Exchange Act that is designated to act as Depositary for the Securities as contemplated by Sec-tion 305.

  "Early Settlement" has the meaning specified in Section 509(a).

  "Early Settlement Amount" has the meaning specified in Section 509(a).

  "Early Settlement Date" has the meaning specified in Section 509(a).

  "Early Settlement Rate" has the meaning specified in Section 509(b).

  "Exchange Act" means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.

  "Excess Treasury Notes" has the meaning specified in Section 402.

  "Expiration Date" has the meaning specified in Section 104.

  "Expiration Time" has the meaning specified in Section 506(a)(6).

  "Final Settlement Date" means June 30, 1998.

  "Final Settlement Fund" has the meaning specified in Section 505.

  "Global Security Certificate" means a Security Certificate that evidences all or part of the Securities and is registered in the name of a Depositary or a nominee thereof.

  "Holder," when used with respect to a Security Certificate (or a Security), means a Person in whose name the Security evidenced by such Security Certifi-cate (or the Security Certificate evidencing such Security) is registered in the Security Register.

  "Issuer Order" or "Issuer Request" means a written order or request signed in the name of the Company by its Chairman of the Board, any Vice Chairman, its President or a Vice President and by its Treasurer, an Assistant Treasur-er, its Secretary or an Assistant Secretary, and delivered to the Agent.

  "NYSE" has the meaning specified in Section 501.

  "Officers' Certificate" means a certificate signed by the Chairman of the Board, any Vice Chairman, the President or any Vice President and by the Trea-surer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company and delivered to the Agent.

  "Opinion of Counsel" means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company.

  "Outstanding Securities" means, as of the date of determination, all Securi-ties evidenced by then Outstanding Security Certificates, except:

    (i) If a Termination Event has occurred, Securities for which the under-lying Treasury Notes have been theretofore deposited with the Agent in trust for the Holders of such Securities; and

    (ii) On and after the applicable Early Settlement Date, Securities as to which the Holder has elected to effect Early Termination of the related Purchase Contracts;

provided, however, that in determining whether the Holders of the requisite number of Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be outstand-ing, except that, in determining whether the Agent shall be protected in rely-ing upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Agent knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Agent the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any Affiliate of the Company.

"Outstanding Security Certificates" means, as of the date of determination, all Security Certificates theretofore authenticated, executed and delivered under this Agreement, except:

    (i) Security Certificates theretofore cancelled by the Agent or deliv-ered to the Agent for cancellation; and

    (ii) Security Certificates in exchange for or in lieu of which other Se-curity Certificates have been authenticated, executed on behalf of the Holder and delivered pursuant to this Agreement, other than any such Secu-rity Certificate in respect of which there shall have been presented to the Agent proof satisfactory to it that such Security Certificate is held by a bona fide purchaser in whose hands the Securities evidenced by such Security Certificate are valid obligations of the Company.

  "Payment Date" means each June 30 and December 31, commencing December 31,
1995.

  "Person" means any individual, corporation, limited liability company, part-nership, joint venture, association, joint-stock company, trust, unincorpo-rated organization or government or any agency or political subdivision there-of.

  "Pledge" means the pledge under the Pledge Agreement of the Treasury Notes constituting a part of the Securities.

  "Pledge Agreement" means the Pledge Agreement, dated as of the date hereof, among the Company, the Collateral Agent and the Agent, on its own behalf and as attorney-in-fact for the Holders from time to time of the Securities.

  "Predecessor Security Certificate" of any particular Security Certificate means every previous Security Certificate evidencing all or a portion of the rights and obligations of the Holder under the Securities evidenced thereby; and, for the purposes of this definition, any Security Certificate authenti-cated and delivered under Section 306 in exchange for or in lieu of a mutilat-ed, destroyed, lost or stolen Security Certificate shall be deemed to evidence the same rights and obligations of the Holder as the mutilated, destroyed, lost or stolen Security Certificate.

  "Purchase Contract," when used with respect to any Security, means the con-tract obligating the Company to sell and the Holder of such Security to pur-chase Common Stock on the terms and subject to the conditions set forth in Ar-ticle Five hereof.

  "Purchased Shares" has the meaning specified in Section 506(a)(6).

  "Record Date" for the interest and Contract Fees payable on any Payment Date means the Business Day next preceding such Payment Date.

  "Reorganization Event" has the meaning specified in Section 506(b).

  "Responsible Officer," when used with respect to the Agent, means any offi-cer of the Agent assigned by the Agent to administer its corporate trust mat-ters.

  "Security" means the collective rights and obligations of a Holder of a Se-curity Certificate in respect of Treasury Notes with a principal amount equal to the Stated Amount, subject to the Pledge thereof, and a Purchase Contract.

  "Security Certificate" means a certificate evidencing the rights and obliga-tions of a Holder in respect of the number of Securities specified on such certificate.

  "Security Register" and "Security Registrar" have the respective meanings specified in Section 305.

  "Settlement Rate" has the meaning specified in Section 501.

  "Stated Amount" means $35.625.

  "Termination Date" means the date, if any, on which a Termination Event oc-curs.

  "Termination Event" means the occurrence of any of the following events: (i) at any time on or prior to the Final Settlement Date, a decree or order by a court having jurisdiction in the premises shall have been entered adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company under the United States Bankruptcy Code or any other similar applicable Federal or State law, and, unless such decree or order shall have been entered within 60 days prior to the Final Settlement Date, such decree or order shall have continued undischarged and unstayed for a period of 60 days; or (ii) a decree or order of a court having jurisdiction in the premises for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or of its property, or for the winding up or liquidation of its affairs, shall have been entered, and, unless such decree or order shall have been entered within 60 days prior to the Final Settlement Date, such decree or order shall have con-tinued undischarged and unstayed for a period of 60 days, or (iii) at any time on or prior to the Final Settlement Date the Company shall institute proceed-ings to be adjudicated a bankrupt, or shall consent to the filing of a bank-ruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under the United States Bankruptcy Code or any other similar applicable Federal or State law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due.

  "Threshold Appreciation Price" has the meaning specified in Section 501.

  "TIA" means the Trust Indenture Act of 1939, as amended, or any successor statute.

  "Trading Day" has the meaning specified in Section 501.

  "Treasury Notes" means 5.125% United States Treasury Notes due June 30,
1998.

  "Underwriting Agreement" means the Underwriting Agreement dated June 28, 1995 between the Company and Goldman, Sachs & Co. and CS First Boston Corpora-tion, as representatives of the several Underwriters named therein.

  "Vice President" means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

Section 102. Compliance Certificates and Opinions.

  Except as otherwise expressly provided by this Agreement, upon any applica-tion or request by the Company to the Agent to take any action under any pro-vision of this Agreement, the Company shall furnish to the Agent an Officers' Certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such con-ditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.

  Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement shall include:

    (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

    (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such cer-tificate or opinion are based;

    (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condi-tion has been complied with; and

    (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 103. Form of Documents Delivered to Agent.

  In any case where several matters are required to be certified by, or cov-ered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

  Any certificate or opinion of an officer of the Company may be based, inso-far as it relates to legal matters, upon a certificate or opinion of, or rep-resentations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representa-tions with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the in-formation with respect to such factual matters is in the possession of the Company unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

  Where any Person is required to make, give or execute two or more applica-tions, requests, consents, certificates, statements, opinions or other instru-ments under this Agreement, they may, but need not, be consolidated and form one instrument.

Section 104. Acts of Holders; Record Dates.

  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially simi-lar tenor signed by such Holders in person or by agent duly appointed in writ-ing; and, except as herein otherwise expressly provided, such action shall be-come effective when such instrument or instruments are delivered to the Agent and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing ap-pointing any such agent shall be sufficient for any purpose of this Agreement and (subject to Section 701) conclusive in favor of the Agent and the Company, if made in the manner provided in this Section.

  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instru-ment or writing acknowledged to him the execution thereof. Where such execu-tion is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writ-ing, or the authority of the Person executing the same, may also be proved in any other manner which the Agent deems sufficient.

  (c) The ownership of Securities shall be proved by the Security Register.

  (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security Certificate evidencing such Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Agent or the Company in reliance thereon, whether or not no-tation of such action is made upon such Security Certificate.

  (e) The Company may set any day as a record date for the purpose of deter-mining the Holders of Outstanding Securities entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Agreement to be given, made or taken by Holders of Securities. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such ac-tion shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite number of Outstanding Securities on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite number of Outstanding Securities on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own ex-pense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Agent in writing and to each Holder of Securities in the manner set forth in Section 106.

  With respect to any record date set pursuant to this Section, the Company may designate any date as the "Expiration Date" and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the Agent in writing, and to each Holder of Securities in the manner set forth in Section 106, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the Company shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this para-graph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

Section 105. Notices, etc., to Agent and the Company.

  Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Agreement to be made upon, given or furnished to, or filed with,

    (1) the Agent by any Holder or by the Company shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered or mailed, first-class postage prepaid, to the Agent at One First National Plaza, Suite 0126, Chicago, Illinois, 60670-0126, Attention: Corporate Trust Services Division, or at any other address previously furnished in writing by the Agent to the Holders and the Company, or

    (2) the Company by the Agent or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered or mailed, first-class postage prepaid, to the Company at Browning-Ferris Building, 757 North Eldridge, P.O. Box 3151, Houston, Texas 77253, Atten-tion: Treasurer, or at any other address previously furnished in writing to the Agent by the Company.

Section 106. Notice to Holders; Waiver.

  Where this Agreement provides for notice to Holders of any event, such no-tice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Agent, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

  In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Agent shall con-stitute a sufficient notification for every purpose hereunder.

Section 107. Effect of Headings and Table of Contents.

  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 108. Successors and Assigns.

  All covenants and agreements in this Agreement by the Company shall bind its successors and assigns, whether so expressed or not.

Section 109. Separability Clause.

  In case any provision in this Agreement or in the Securities shall be inval-id, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby.

Section 110. Benefits of Agreement.

  Nothing in this Agreement or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereun-der and the Holders, any benefits or any legal or equitable right, remedy or claim under this Agreement. The Holders from time to time shall be beneficia-ries of this Agreement and shall be bound by all of the terms and conditions hereof and of the Securities evidenced by their Security Certificates by their acceptance of delivery thereof.

Section 111. Governing Law.

  This Agreement and the Securities shall be governed by and construed in ac-cordance with the laws of the State of New York.

Section 112. Legal Holidays.

  In any case where any Payment Date, any Early Settlement Date or the Final Settlement Date shall not be a Business Day, then (notwithstanding any other provision of this Agreement or of the Securities) payment in respect of inter-est on Treasury Notes or Contract Fees shall not be made, Purchase Contracts shall not be performed and Early Settlement shall not be effected on such date, but such payments shall be made, or the Purchase Contracts shall be per-formed or Early Settlement effected, as applicable, on the next succeeding Business Day with the same force and effect as if made on such Payment Date, Early Settlement Date or Final Settlement Date, as the case may be; provided, that no interest shall accrue or be payable by the Company or any Holder for the period from and after any such Payment Date, Early Settlement Date or Fi-nal Settlement Date, as the case may be.

Section 113. Counterparts.

  This Agreement may be executed in any number of counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

Section 114. Inspection of Agreement.

  A copy of this Agreement shall be available at all reasonable times at the Corporate Trust Office for inspection by any Holder.

                                  ARTICLE TWO

                          Security Certificate Forms

Section 201. Forms of Security Certificates Generally.

  The Security Certificates (including the form of Purchase Contracts forming part of the Securities evidenced thereby) shall be in substantially the form set forth in Exhibit A hereto, with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, litho-graphed or engraved thereon as may be required by the rules of any securities exchange on which the Securities are listed or Depositary therefor, or as may, consistently herewith, be determined by the officers of the Company executing such Security Certificates, as evidenced by their execution of the Security Certificates.

  The definitive Security Certificates shall be printed, lithographed or en-graved on steel engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing the Security Certifi-cates, consistent with the provisions of this Agreement, as evidenced by their execution thereof.

  Every Global Security Certificate authenticated, executed on behalf of the Holders and delivered hereunder shall bear a legend in substantially the fol-lowing form:

  THIS SECURITY CERTIFICATE IS A GLOBAL SECURITY CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY CERTIFICATE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY CER-

  TIFICATE REGISTERED, AND NO TRANSFER OF THIS SECURITY CERTIFICATE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DE-SCRIBED IN THE PURCHASE CONTRACT AGREEMENT.

Section 202. Form of Agent's Certificate of Authentication.

  The form of the Agent's certificate of authentication of the Securities shall be in substantially the form set forth on the form of the Security Cer-tificates.

                                 ARTICLE THREE

                                The Securities

Section 301. Title and Terms; Denominations.

  The aggregate number of Securities evidenced by Security Certificates au-thenticated, executed on behalf of the Holders and delivered hereunder is lim-ited to 10,000,000 (subject to increase up to a maximum of 1,500,000 to the extent the over-allotment option of the underwriters under the Underwriting Agreement is exercised), except for Security Certificates authenticated, exe-cuted and delivered upon registration of transfer of, in exchange for, or in lieu of, other Security Certificates pursuant to Section 304, 305, 306, 509 or 805.

  The Security Certificates shall be issuable only in registered form and only in denominations of a single Security and any integral multiple thereof.

Section 302. Rights and Obligations Evidenced by the Security Certificates.

  Each Security Certificate shall evidence the number of Securities specified therein, with each such Security representing the ownership by the Holder thereof of Treasury Notes with a principal amount equal to the Stated Amount, subject to the Pledge of such Treasury Notes by such Holder pursuant to the Pledge Agreement, and the rights and obligations of the Holder under one Pur-chase Contract. Prior to the purchase, if any, of shares of Common Stock under the Purchase Contracts, the Securities shall not entitle the Holders to any of the rights of a holder of shares of Common Stock, including, without limita-tion, the right to vote or receive any dividends or other payments or to con-sent or to receive notice as stockholders in respect of the meetings of stockholders or for the election of directors of the Company or for any other matter, or any other rights whatsoever as stockholders of the Company, except to the extent otherwise expressly provided in this Agreement.

Section 303. Execution, Authentication, Delivery and Dating.

  Upon the execution and delivery of this Agreement, and at any time and from time to time thereafter, the Company may deliver Security Certificates exe-cuted by the Company to the Agent for authentication, execution on behalf of the Holders and delivery, together with its Issuer Order for authentication of such Security Certificates, and the Agent in accordance with such Issuer Order shall authenticate, execute on behalf of the Holder and deliver such Security Certificates.

  The Security Certificates shall be executed on behalf of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Security Certificates may be manual or facsimile.

  Security Certificates bearing the manual or facsimile signatures of individ-uals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Security Certificates or did not hold such offices at the date of such Security Certif-icates.

  No Purchase Contract underlying a Security evidenced by a Security Certifi-cate shall be valid until such Security Certificate has been executed on be-half of the Holder by the manual signature of an authorized signatory of the Agent, as such Holder's attorney-in-fact. Such signature by an authorized sig-natory of the Agent shall be conclusive evidence that the Holder of such Secu-rity Certificate has entered into the Purchase Contracts underlying the Secu-rities evidenced by such Security Certificate.

  Each Security Certificate shall be dated the date of its authentication.

  No Security Certificate shall be entitled to any benefit under this Agree-ment or be valid or obligatory for any purpose unless there appears on such Security Certificate a certificate of authentication substantially in the form provided for herein executed by an authorized signatory of the Agent by manual signature, and such certificate upon any Security Certificate shall be conclusive evidence, and the only evidence, that such Security Certificate has been duly authenticated and delivered hereunder.

Section 304. Temporary Security Certificates.

  Pending the preparation of definitive Security Certificates, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, exe-cute on behalf of the Holders, and deliver, in lieu of such definitive Secu-rity Certificates, temporary Security Certificates which are in substantially the form set forth in Exhibit A hereto, with such letters, numbers or other marks of identification or designation and such legends or endorsements print-ed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Securities are listed, or as may, consist-ently herewith, be determined by the officers of the Company executing such Security Certificates, as evidenced by their execution of the Security Certif-icates.

  If temporary Security Certificates are issued, the Company will cause defin-itive Security Certificates to be prepared without unreasonable delay. After the preparation of definitive Security Certificates, the temporary Security Certificates shall be exchangeable for definitive Security Certificates upon surrender of the temporary Security Certificates at the Corporate Trust Of-fice, at the expense of the Company and without charge to the Holder. Upon surrender for cancellation of any one or more temporary Security Certificates, the Company shall execute and deliver to the Agent, and the Agent shall au-thenticate, execute on behalf of the Holder, and deliver in exchange therefor, one or more definitive Security Certificates of authorized denominations and evidencing a like number of Securities as the temporary Security Certificate or Security Certificates so surrendered. Until so exchanged, the temporary Se-curity Certificates shall in all respects evidence the same benefits and the same obligations with respect to the Securities evidenced thereby as defini-tive Security Certificates.

Section 305. Registration; Registration of Transfer and Exchange.

  The Agent shall keep at the Corporate Trust Office a register (the register maintained in such office being herein referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Agent shall provide for the registration of Security Certificates and of transfers of Security Certificates (the Agent, in such capacity, the "Security Registrar").

  Upon surrender for registration of transfer of any Security Certificate at the Corporate Trust Office, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the designated transferee or transferees, and deliver, in the name of the designated trans-feree or transferees, one or more new Security Certificates of any authorized denominations and evidencing a like number of Securities.

  At the option of the Holder, Security Certificates may be exchanged for other Security Certificates, of any authorized denominations and evidencing a like number of Securities, upon surrender of the Security Certificates to be exchanged at the Corporate Trust Office. Whenever any Security Certificates are so surrendered for exchange, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the Holder, and deliver the Security Certificates which the Holder making the exchange is en-titled to receive.

  All Security Certificates issued upon any registration of transfer or ex-change of a Security Certificate shall evidence the ownership of the same num-ber of Securities and be entitled to the same benefits and subject to the same obligations, under this Agreement as the Securities evidenced by the Security Certificate surrendered upon such registration of transfer or exchange.

  Every Security Certificate presented or surrendered for registration of transfer or for exchange shall (if so required by the Agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Agent duly executed, by the Holder thereof or his attorney duly authorized in writing.

  No service charge shall be made for any registration of transfer or exchange of a Security Certificate, but the Company and the Agent may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Security Certificates, other than any exchanges pursuant to Sec-tions 306 and 805 not involving any transfer.

  Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Agent, and the Agent shall not be obligated to authenti-cate, execute on behalf of the Holder and deliver any Security Certificate presented or surrendered for registration of transfer or for exchange on or after the Final Settlement Date or the Termination Date. In lieu of deliv-ery of a new Security Certificate, upon satisfaction of the applicable condi-tions specified above in this Section and receipt of appropriate registration or transfer instructions from such Holder, the Agent shall (i) if the Final Settlement Date has occurred, deliver the shares of Common Stock issuable in respect of the Purchase Contracts forming a part of the Securities evidenced by such Security Certificate, or (ii) if a Termination Event shall have oc-curred prior to the Final Settlement Date, transfer the principal amount of the Treasury Notes evidenced thereby, in each case subject to the applicable conditions and in accordance with the applicable provisions of Article Five hereof.

  The provisions of Clauses (1), (2), (3) and (4) below shall apply only to Global Security Certificates:

    (1) Each Global Security Certificate authenticated and executed on be-half of the Holders under this Agreement shall be registered in the name of the Depositary designated for such Global Security Certificate or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security Certificate shall con-stitute a single Security Certificate for all purposes of this Agreement.

    (2) Notwithstanding any other provision in this Agreement, no Global Se-curity Certificate may be exchanged in whole or in part for Security Cer-tificates registered, and no transfer of a Global Security Certificate in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security Certificate or a nominee thereof unless (A) such Depositary (i) has notified the Company that it is unwill-ing or unable to continue as Depositary for such Global Security Certifi-cate or (ii) has ceased to be a clearing agency registered under the Ex-change Act or (b) there shall have occurred and be continuing a default by the Company in respect to its obligations under one or more Purchase Con-tracts.

    (3) Subject to Clause (2) above, any exchange of a Global Security Cer-tificate for other Security Certificates may be made in whole or in part, and all Security Certificates issued in exchange for a Global Security Certificate or any portion thereof shall be registered in such names as the Depositary for such Global Security Certificate shall direct.

    (4) Every Security Certificate authenticated and delivered upon regis-tration of transfer of, or in exchange for or in lieu of, a Global Secu-rity Certificate or any portion thereof, whether pursuant to this Section,
  Section 304, 306, 509 or 805 or otherwise, shall be authenticated, exe-cuted on behalf of the Holders and delivered in the form of, and shall be, a Global Security Certificate, unless such Security Certificate is regis-tered in the name of a Person other than the Depositary for such Global Security Certificate or a nominee thereof.

Section 306. Mutilated, Destroyed, Lost and Stolen Security Certificates.

  If any mutilated Security Certificate is surrendered to the Agent, the Com-pany shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the Holder, and deliver in exchange therefor, a new Secu-rity Certificate, evidencing the same number of Securities and bearing a num-ber not contemporaneously outstanding.

  If there shall be delivered to the Company and the Agent (i) evidence to their satisfaction of the destruction, loss or theft of any Security Certifi-cate, and (ii) such security or indemnity as may be required by them to save each of them and any agent of any of them harmless, then, in the absence of notice to the Company or the Agent that such Security Certificate has been ac-quired by a bona fide purchaser, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the Holder, and deliver to the Holder, in lieu of any such destroyed, lost or stolen Security Certificate, a new Security Certificate, evidencing the same number of Securi-ties and bearing a number not contemporaneously outstanding.

  Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Agent, and the Agent shall not be obligated to authenti-cate, execute on behalf of the Holder, and deliver to the Holder, a Security Certificate on or after the Final Settlement Date or the Termination Date. In lieu of delivery of a new Security Certificate, upon satisfaction of the ap-plicable conditions specified above in this Section and receipt of appropriate registration or transfer instructions from such Holder, the Agent shall (i) if the Final Settlement Date has occurred, deliver the shares of Common Stock is-suable in respect of the Purchase Contracts forming a part of the Securities evidenced by such Security Certificate, or (ii) if a Termination Event shall have occurred prior to the Final Settlement Date, transfer the principal amount of the Treasury Notes evidenced thereby, in each case subject to the applicable conditions and in accordance with the applicable provisions of Ar-ticle Five hereof.

  Upon the issuance of any new Security Certificate under this Section, the Company and the Agent may require the payment by the Holder of a sum suffi-cient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Agent) connected therewith.

  Every new Security Certificate issued pursuant to this Section in lieu of any destroyed, lost or stolen Security Certificate shall constitute an origi-nal additional contractual obligation of the Company and of the Holder, whether or not the destroyed, lost or stolen Security Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits and be subject to all the obligations of this Agreement equally and proportion-ately with any and all other Security Certificates delivered hereunder.

  The provisions of this Section are exclusive and shall preclude (to the ex-tent lawful) all other rights and remedies with respect to the replacement or settlement of mutilated, destroyed, lost or stolen Security Certificates.

Section 307. Persons Deemed Owners.

  Prior to due presentment of a Security Certificate for registration of transfer, the Company and the Agent, and any agent of the Company or the Agent, may treat the Person in whose name such Security Certificate is regis-tered as the owner of the Securities evidenced thereby, for the purpose of re-ceiving payments of interest on the Treasury Notes, receiving payments of Con-tract Fees, performance of the Purchase Contracts and for all other purposes whatsoever, whether or not the payment of interest on the Treasury Notes or any Contract Fee payable in respect of the Purchase Contracts constituting a part of the Securities evidenced thereby shall be overdue and notwithstanding any notice to the contrary, and neither the Company nor the Agent, nor any agent of the Company or the Agent, shall be affected by notice to the con-trary.

  Notwithstanding the foregoing, with respect to any Global Security Certifi-cate, nothing herein shall prevent the Company, the Agent or any agent of the Company or the Agent, from giving effect to any written certification, proxy or other authorization furnished by any Depositary (or its nominee), as a Holder, with respect to such Global Security Certificate or impair, as between such Depositary and owners of beneficial interests in such Global Security Certificate, the operation of customary practices governing the exercise of rights of such Depositary (or its nominee) as Holder of such Global Security Certificate.

Section 308. Cancellation.

  All Security Certificates surrendered for delivery of shares of Common Stock on or after the Final Settlement Date, transfer of Treasury Notes after the occurrence of a Termination Event or pursuant to an Early Settlement or registration of transfer or exchange shall, if surrendered to any Person other than the Agent, be delivered to the Agent and, if not already cancelled, shall be promptly cancelled by it. The Company may at any time deliver to the Agent for cancellation any Security Certificates previously authenticated, executed and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Security Certificates so delivered shall, upon Issuer Or-der, be promptly cancelled by the Agent. No Security Certificates shall be au-thenticated, executed on behalf of the Holder and delivered in lieu of or in exchange for any Security Certificates cancelled as provided in this Section, except as expressly permitted by this Agreement. All cancelled Security Cer-tificates held by the Agent shall be disposed of as directed by Issuer Order.

  If the Company or any Affiliate of the Company shall acquire any Security Certificate, such acquisition shall not operate as a cancellation of such Se-curity Certificate unless and until such Security Certificate is delivered to the Agent cancelled or for cancellation.

Section 309. Securities Not Separable.

  Notwithstanding anything contained herein or in the Security Certificates to the contrary, for so long as the Purchase Contract underlying a Security re-mains in effect such Security shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Security in re-spect of the Treasury Notes and Purchase Contracts constituting such Security may be acquired, and may be transferred and exchanged, only as a Security. Other than a Security Certificate evidencing a Security, no Holder of a Secu-rity, or any transferee thereof, shall be entitled to receive a certificate evidencing the ownership of Treasury Notes or the rights and obligations of the Holder and the Company under a Purchase Contract for so long as the Pur-chase Contract underlying the Security remains in effect.

                                 ARTICLE FOUR

                              The Treasury Notes

Section 401. Payment of Interest; Interest Rights Preserved.

  Interest on any Treasury Note which is paid on any Payment Date shall, sub-ject to receipt thereof by the Agent from the Collateral Agent as provided by the terms of the Pledge Agreement, be paid to the Person in whose name the Se-curity Certificate (or one or more Predecessor Security Certificates) of which such Treasury Note is a part is registered at the close of business on the Record Date next preceding such Payment Date.

  Each Security Certificate evidencing Treasury Notes delivered under this Agreement upon registration of transfer of or in exchange for or in lieu of any other Security Certificate shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by the Treasury Notes underlying such other Security Certificate.

  In the case of any Security with respect to which Early Settlement of the underlying Purchase Contract is effected on an Early Settlement Date after any Record Date and on or prior to the next succeeding Payment Date, interest on the Treasury Notes underlying such Security otherwise payable on such Payment Date shall be payable on such Payment Date notwithstanding such Early Settle-ment, and such interest shall, subject to receipt thereof by the Agent, be paid to the Person in whose name the Security Certificate (or one or more Predecessor Security Certificates) is registered at the close of business on the Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Security with respect to which Early Settlement of the underlying Purchase Contract is effected on an Early Settle-ment Date, interest on the related Treasury Notes that would otherwise be pay-able after the Early Settlement Date shall not be payable hereunder to the Holder of such Security.

Section 402.  Transfer of Treasury Notes Upon Occurrence of Termination Event.

  Upon the occurrence of a Termination Event and the transfer to the Agent of the Treasury Notes underlying such Securities pursuant to the terms of the Pledge Agreement, the Agent shall request transfer instructions with respect to such Treasury Notes from each Holder of Securities by written request mailed to such Holder at his address as it appears in the Security Register, in respect of the Treasury Notes underlying the Security Certificate held by such Holder. Upon surrender to the Agent of a Security Certificate with such transfer instructions in proper form for transfer of the Treasury Notes by Federal Reserve Bank-Wire or other appropriate procedure, the Agent shall transfer the Treasury Notes evidenced by such Security Certificate to such Holder in accordance with such instructions. If a Security Certificate is not duly surrendered to the Agent with appropriate transfer instructions, the Agent shall hold the Treasury Notes evidenced by such Security Certificate as custodian for the Holder of such Security Certificate.

  Treasury Notes shall be transferred only in denominations of $1,000 and in-tegral multiples thereof. As promptly as practicable following the occurrence of a Termination Event, the Agent shall determine the excess of (i) the aggre-gate principal amount of Treasury Notes underlying the Outstanding Securities over (ii) the aggregate principal amount of Treasury Notes in denominations of $1,000 and integral multiples thereof transferrable to Holders of record on the date of such Termination Event (such excess being herein referred to as the "Excess Treasury Notes"). As soon as practicable after transfer to the Agent of the Treasury Notes underlying the Outstanding Securities as provided in the Pledge Agreement, the Agent shall sell the Excess Treasury Notes to or through one or more U.S. Government securities dealers at then prevailing prices. The Agent shall deduct from the proceeds of such sales all commissions and other out-of-pocket transaction costs incurred in connection with such sales of Excess Treasury Notes and, until the net proceeds of such sale or sales have been distributed to Holders of the Securities, the Agent shall hold such proceeds in trust for the Holders of Securities. Each Holder shall be en-titled to receive a portion, if any, of such net proceeds in lieu of Treasury Notes with a principal amount of less than $1,000 determined by multiplying the aggregate amount of such net proceeds by a fraction, the numerator of which is the fraction of $1,000 in principal amount of Treasury Notes to which such Holder would otherwise be entitled (after taking into account all Securi-ties then held by such Holder) and the denominator of which is the aggregate principal amount of Excess Treasury Notes.

                                 ARTICLE FIVE

                            The Purchase Contracts

Section 501. Purchase of Shares of Common Stock.

  Each Purchase Contract shall obligate the Holder of the related Security to purchase, and the Company to sell, on the Final Settlement Date at a price equal to the Stated Amount, a number of shares of Common Stock equal to the Settlement Rate, unless, on or prior to the Final Settlement Date, there shall have occurred a Termination Event or an Early Settlement with respect to the Security of which such Purchase Contract is a part. The "Settlement Rate" is equal to (a) if the Applicable Market Value (as defined below) is greater than $42.75 (the "Threshold Appreciation Price"), .8333 of a share of Common Stock per Purchase Contract, (b) if the Applicable Market Value is less than or equal to the Threshold Appreciation Price but is greater than the Stated Amount, a fractional share of Common Stock per Purchase Contract equal to the Stated Amount divided by the Applicable Market Value (rounded upward or down-ward to the nearest 1/10,000th of a share) and (c) if the

Applicable Market Value is less than or equal to the Stated Amount, one share of Common Stock per Purchase Contract, in each case subject to adjustment as provided in Section 506. As provided in Section 510, no fractional shares of Common Stock will be issued upon settlement of Purchase Contracts.

  The "Applicable Market Value" means the average of the Closing Prices per share of Common Stock on each of the twenty consecutive Trading Days ending on the last Trading Day immediately preceding the Final Settlement Date. The "Closing Price" of the Common Stock on any date of determination means the closing sale price (or, if no closing price is reported, the last reported sale price) of the Common Stock on the New York Stock Exchange (the "NYSE") on such date or, if the Common Stock is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is so listed, or if the Common Stock is not so listed on a United States national or regional securi-ties exchange, as reported by The Nasdaq Stock Market, or, if the Common Stock is not so reported, the last quoted bid price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or simi-lar organization, or, if such bid price is not available, the market value of the Common Stock on such date as determined by a nationally recognized inde-pendent investment banking firm retained for this purpose by the Company. A "Trading Day" means a day on which the Common Stock (A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

  Each Holder of a Security Certificate evidencing Securities, by his accept-ance thereof, irrevocably authorizes the Agent to enter into and perform the related Purchase Contracts on his behalf as his attorney-in-fact, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform his obligations under such Purchase Contracts, consents to the provisions hereof, irrevocably authorizes the Agent as his attorney-in-fact to enter into and perform the Pledge Agreement on his behalf as his attorney-in-fact, and con-sents to and agrees to be bound by the Pledge of the Treasury Notes underlying such Security Certificate pursuant to the Pledge Agreement. Each Holder of a Security, by his acceptance thereof, further irrevocably covenants and agrees, that, to the extent and in the manner provided in Section 504 and the Pledge Agreement, but subject to the terms thereof, payments in respect of principal of the Treasury Notes on the Final Settlement Date shall be paid by the Collateral Agent to the Company in satisfaction of such Holder's obliga-tions under such Purchase Contract and such Holder shall acquire no right, ti-tle or interest in such payments.

  Upon registration of transfer of a Security Certificate evidencing Purchase Contracts, the transferee shall be bound (without the necessity of any other action on the part of such transferee), under the terms of this Agreement, the Purchase Contracts evidenced thereby and the Pledge Agreement and the trans-feror shall be released from the obligations under the Purchase Contracts evi-denced by the Security Certificates so transferred. The Company covenants and agrees, and each Holder of a Security Certificate, by his acceptance thereof, likewise covenants and agrees, to be bound by the provisions of this para-graph.

Section 502. Contract Fees.

  Subject to Section 503, the Company shall pay, on each Payment Date, the Contract Fees payable in respect of each Purchase Contract to the Person in whose name the Security Certificate (or one or more Predecessor Security Cer-tificates) evidencing such Purchase Contract is registered at the close of business on the Record Date next preceding such Payment Date. The Contract Fee will be payable at the office of the Agent in The City of New York maintained for that purpose or, at the option of the Company, by check mailed to the ad-dress of the Person entitled thereto at such address as it appears on the Se-curity Register.

  Each Security Certificate delivered under this Agreement upon registration of transfer of or in exchange for or in lieu of any other Security Certificate shall carry the rights to Contract Fees accrued and unpaid, and to accrue, which were carried by the Purchase Contracts evidenced by such other Security Certificate.

  In the case of any Security with respect to which Early Settlement of the underlying Purchase Contract is effected on an Early Settlement Date after any Record Date and on or prior to the next succeeding Payment Date, Contract Fees otherwise payable on such Payment Date shall be payable on such Payment Date notwithstanding such Early Settlement, and such Contract Fees shall be paid to the Person in whose name the Security Certificate evidencing such Security (or one or more Predecessor Security Certificates) is registered at the close of business on such Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Security with respect to which Early Settlement of the underlying Purchase Contract is effected on an Early Settlement Date, Contract Fees that would otherwise be payable after the Early Settlement Date with respect to the Purchase Contract underlying such Security shall not be payable.

Section 503. Deferral of Payment Dates For Contract Fee.

  The Company shall have the right, at any time prior to the Final Settlement Date, to defer the payment of any or all of the Contract Fees otherwise pay-able on any Payment Date, but only if the Company shall give the Holders and the Agent written notice of its election to defer such payment (specifying the amount to be deferred) at least ten Business Days prior to the earlier of (i) the next succeeding Payment Date or (ii) the date the Company is required to give notice of the Record Date or Payment Date with respect to payment of such Contract Fee to the New York Stock Exchange or other applicable self-regula-tory organization or to Holders of the Securities, but in any event not less than two Business Days prior to such Record Date. Any Contract Fees so de-ferred shall bear additional Contract Fees thereon at the rate of 7.25% per annum (computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be), compounding on each succeeding Payment Date, until paid in full. Deferred Contract Fees (and additional Contract Fees accrued thereon) shall be due on the next succeeding Payment Date except to the extent that payment is deferred pursuant to this Section. No Contract Fees may be deferred to a date that is after the Final Settlement Date or, with re-spect to any particular Purchase Contract, Early Settlement thereof.

Section 504. Payment of Purchase Price.

  The purchase price for the shares of Common Stock purchased pursuant to a Purchase Contract shall be paid by application of payments received by the Company on the Final Settlement Date from the Collateral Agent pursuant to the Pledge Agreement in respect of the principal of the Treasury Notes Pledged to secure the obligations of the relevant Holder under such Purchase Contract. Such application shall satisfy in full the obligations under such Purchase Contract of the Holder of the Security of which such Purchase Contract is a part. The Company shall not be obligated to issue any shares of Common Stock in respect of a Purchase Contract or deliver any certificates therefor to the Holder unless it shall have received payment in full of the aggregate purchase price for the shares of Common Stock to be purchased thereunder in the manner herein set forth.

Section 505. Issuance of Shares of Common Stock.

  Unless a Termination Event shall have occurred on or prior to the Final Set-tlement Date, on the Final Settlement Date, upon its receipt of payment in full of the purchase price for the shares of Common Stock purchased by the Holders pursuant to the foregoing provisions of this Article, and subject to
Section 506(b), the Company shall deposit with the Agent, for the benefit of the Holders of the Outstanding Securities, one or more certificates represent-ing the shares of Common Stock registered in the name of the Agent (or its nominee) as custodian for the Holders (such certificates for shares of Common Stock, together with any dividends or distributions with respect thereto, be-ing hereinafter referred to as the "Final Settlement Fund") to which the Hold-ers are entitled hereunder. Subject to the foregoing, upon surrender of a Se-curity Certificate to the Agent on or after the Final Settlement Date, to-gether with settlement instructions thereon duly completed and executed, the Holder of such Security Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Common Stock which such Holder is entitled to receive pursuant to the provisions of this Article Five (after taking into account all Securities then held by such Holder) together with cash in lieu of fractional shares as provided in Section 510 and any dividends or distributions with respect to such shares constitut-ing part of the Final Settlement Fund, but without any interest thereon, and the Security Certificate so surrendered shall forthwith be cancelled. Such shares shall be registered in the name of the Holder or the Holder's designee as specified in the settlement instructions on the Security Certificate.

  If any shares of Common Stock issued in respect of a Purchase Contract are to be registered to a Person other than the Person in whose name the Security Certificate evidencing such Purchase Contract is registered, no such registra-tion shall be made unless the Person requesting such registration has paid any transfer and other taxes required by reason of such registration in a name other than that of the registered Holder of the Security Certificate evidenc-ing such Purchase Contract or has established to the satisfaction of the Com-pany that such tax either has been paid or is not payable.

Section 506. Adjustment of Settlement Rate.

  (a) Adjustments for Dividends, Distributions, Stock Splits, Etc.

  (1) In case the Company shall pay or make a dividend or other distribution on any class of Common Stock of the Company in Common Stock, the

Settlement Rate in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such div-idend or other distribution shall be increased by dividing such Settlement Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribu-tion, such increase to become effective immediately after the opening of busi-ness on the day following the date fixed for such determination. For the pur-poses of this paragraph (1), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

  (2) In case the Company shall issue rights, options or warrants to all hold-ers of its Common Stock (not being available on an equivalent basis to Holders of the Securities upon settlement of the Purchase Contracts underlying such Securities) entitling them, for a period expiring within 45 days after the record date for the determination of stockholders entitled to receive such rights, options or warrants, to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price per share of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights, options or warrants (other than pursuant to a dividend reinvestment plan), the Settlement Rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by dividing such Settlement Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price and the denominator shall be the number of shares of Com-mon Stock outstanding at the close of business on the date fixed for such de-termination plus the number of shares of Common Stock so offered for subscrip-tion or purchase, such increase to become effective immediately after the opening of business on the day following the date fixed for such determina-tion. For the purposes of this paragraph (2), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certifi-cates issued in lieu of fractions of shares of Common Stock. The Company shall not issue any such rights, options or warrants in respect of shares of Common Stock held in the treasury of the Company.

  (3) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Settlement Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller num-ber of shares of Common Stock, the Settlement Rate in effect at the opening of business on the day following the day upon which such combination becomes ef-fective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

  (4) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness or assets (including securities, but excluding any rights or warrants referred to in paragraph (2) of this Section, any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in paragraph (1) of this Section), the Settlement Rate shall be adjusted so that the same shall equal the rate deter-mined by dividing the Settlement Rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock on the date fixed for such determination less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution filed with the Agent) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock and the denominator shall all be such Current Market Price per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stock-holders entitled to receive such distribution. In any case in which this para-graph (4) is applicable, paragraph (2) of this Section shall not be applica-ble.

  (5) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed in a Reorganization Event to which Section 506(b) applies or as part of a distribu-tion referred to in paragraph (4) of this Section) in an aggregate amount that, combined together with (I) the aggregate amount of any other distribu-tions to all holders of its Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this paragraph (5) or paragraph (6) of this Section has been made and (II) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of consideration payable in respect of any tender or exchange offer by the Company or any of its subsidi-aries for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this paragraph (5) or paragraph (6) of this Section has been made, exceeds 10% of the product of the Current Market Price per share of the Common Stock on the date for the determination of holders of shares of Common Stock entitled to receive such distribution times the number of shares of Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date for determination, the Settlement Rate shall be increased so that the same shall equal the rate determined by dividing the Settlement Rate in effect immediately prior to the close of business on the date fixed for determination of the stockholders en-titled to receive such distribution by a fraction (i) the numerator of which shall be equal to the Current Market Price per share of the Common Stock on the date fixed for such determination less an amount equal to the quotient of
(x) the excess of such combined amount over such 10% and (y) the number of shares of Common Stock outstanding on such date for determination and (ii) the denominator of which shall be equal to the Current Market Price per share of the Common Stock on such date for determination.

  (6) In case a tender or exchange offer made by the Company or any subsidiary of the Company for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maxi-mum specified in the terms of the tender or exchange offer) of Purchased Shares) of an aggregate consideration having a fair market value (as deter-mined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) that combined together with (I) the aggregate of the cash plus the fair market value (as determined by the Board of Direc-tors, whose determination shall be conclusive and described in a Board Resolu-
tion), as of the expiration of such tender or exchange offer, of consideration payable in respect of any other tender or exchange offer, by the Company or any subsidiary of the Company for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such tender or exchange offer and in respect of which no adjustment pursuant to paragraph (5) of this Section or this paragraph (6) has been made and (II) the aggregate amount of any distributions to all holders of the Company's Common Stock made exclusively in cash within 12 months preceding the expiration of such tender or exchange offer and in respect of which no adjustment pursuant to paragraph
(5) of this Section or this paragraph (6) has been made, exceeds 10% of the product of the Current Market Price per share of the Common Stock as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender or exchange offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered shares) on the Ex-piration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Settlement Rate shall be adjusted so that the same shall equal the rate determined by di-viding the Settlement Rate immediately prior to close of business on the date of the Expiration Time by a fraction (i) the numerator of which shall be equal to (A) the product of (I) the Current Market Price per share of the Common Stock on the date of the Expiration Time and (II) the number of shares of Com-mon Stock outstanding (including any tendered shares) on the Expiration Time less (B) the amount of cash plus the fair market value (determined as afore-said) of the aggregate consideration payable to stockholders based on the ac-ceptance (up to any maximum specified in the terms of the tender or exchange offer) of Purchased Shares, and (ii) the denominator of which shall be equal to the product of (A) the Current Market Price per share of the Common Stock as of the Expiration Time and (B) the number of shares of Common Stock out-standing (including any tendered shares) as of the Expiration Time less the number of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares").

  (7) The reclassification of Common Stock into securities including securi-ties other than Common Stock (other than any reclassification upon a Reorgani-zation Event to which Section 506(b) applies) shall be deemed to involve (a) a distribution of such securities other than Common Stock to all holders of Com-mon Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and the "date fixed for such determination" within the meaning of paragraph (4) of this Section), and (b) a subdivision or combina-tion, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such re-classification shall be deemed to be "the day upon which such subdivision be-comes effective" or "the day upon which such combination becomes effective", as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of paragraph (3) of this Section).

  (8) The "Current Market Price" per share of Common Stock on any day means the average of the daily Closing Prices for the 5 consecutive Trading Days se-lected by the Company commencing not more than 20 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex" date with respect to the issuance or distribution requiring such com-putation. For purposes of this paragraph, the term "'ex' date", when used with respect to any issuance or distribution, shall mean the first date on which the Common Stock trades regular way on such exchange or in such market without the right to receive such issuance or distribution.

  (9) All adjustments to the Settlement Rate shall be calculated to the near-est 1/10,000th of a share of Common Stock (or if there is not a nearest 1/10,000th of a share to the next lower 1/10,000th of a share). No adjustment in the Settlement Rate shall be required unless such adjustment would require an increase or decrease of at least one percent therein; provided, however, that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent ad-justment. If an adjustment is made to the Settlement Rate pursuant to para-graph (1), (2), (3), (4), (5), (6), (7) or (10) of this Section 506(a), an ad-
justment shall also be made to the Applicable Market Value solely to determine which of clauses (a), (b) or (c) of the definition of Settlement Rate in Sec-tion 501 will apply on the Final Settlement Date. Such adjustment shall be made by multiplying the Applicable Market Value by a fraction of which the nu-merator shall be the Settlement Rate immediately after such adjustment pursu-ant to paragraph (1), (2), (3), (4), (5), (6), (7) or (10) of this Section
506(a) and the denominator shall be the Settlement Rate immediately before such adjustment.

  (10) The Company may make such increases in the Settlement Rate, in addition to those required by this Section, as it considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common

Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reasons.

  (b) Adjustment for Consolidation, Merger or Other Reorganization Event. In the event of (i) any consolidation or merger of the Company, with or into an-other Person (other than a merger or consolidation in which the Company is the continuing corporation and in which the Common Stock outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of the Company or another corporation), (ii) any sale, trans-fer, lease or conveyance to another Person of the property of the Company as an entirety or substantially as an entirety, (iii) any statutory exchange of securities of the Company with another Person (other than in connection with a merger or acquisition) or (iv) any liquidation, dissolution or winding up of the Company (any such event, a "Reorganization Event"), the Settlement Rate will be adjusted to provide that each Holder of Securities will receive on the Final Settlement Date with respect to each Purchase Contract forming a part thereof, the kind and amount of securities, cash and other property receivable upon such Reorganization Event by a Holder of the number of shares of Common Stock issuable on account of each Purchase Contract if the Final Settlement Date had occurred immediately prior to such Reorganization Event, assuming such Holder of Common Stock is not a Person with which the Company consoli-dated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be ("constituent Per-son"), or an Affiliate of a constituent Person, and failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such Reorganization Event (provided that if the kind or amount of securities, cash and other property receivable upon such Re-organization Event is not the same for each share of Common Stock held immedi-ately prior to such Reorganization Event by other than a constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this Sec-tion the kind and amount of securities, cash and other property receivable upon such Reorganization Event by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). In the event of such a Reorganization Event, the Person formed by such consolidation, merger or exchange or the Person which acquires the assets of the Company or, in the event of a liquidation or dissolution of the Company, the Company or a liquidating trust created in connection therewith, shall execute and deliver to the Agent an agreement supplemental hereto providing that the Holders of each Outstanding Security shall have the rights provided by this Section 506. Such supplemental agree-ment shall provide for adjustments which, for events subsequent to the effec-tive date of such supplemental agreement, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section. The above pro-visions of this Section shall similarly apply to successive Reorganization Events.

Section 507. Notice of Adjustments and Certain Other Events.

  (a) Whenever the Settlement Rate is adjusted as herein provided, the Company shall:

    (i) forthwith compute the adjusted Settlement Rate in accordance with
  Section 506 and prepare and transmit to the Agent an Officers' Certificate setting forth the Settlement Rate, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based; and

    (ii) within 10 Business Days following the occurrence of an event that permits or requires an adjustment to the Settlement Rate pursuant to Sec-tion 506 (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), provide a written notice to the Holders of the Securities of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the Settlement Rate was determined and setting forth the adjusted Settle-ment Rate.

  (b) The Agent shall not at any time be under any duty or responsibility to any holder of Securities to determine whether any facts exist which may re-quire any adjustment of the Settlement Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Com-mon Stock, or of any securities or property, which may at the time be issued or delivered with respect to any Purchase Contract; and the Agent makes no representation with respect thereto. The Agent shall not be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock pursuant to a Purchase Contract or to comply with any of the duties, re-sponsibilities or covenants of the Company contained in this Article.

Section 508. Termination Event; Notice.

  The Purchase Contracts and the obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the

Holders to receive and the obligation of the Company to pay any Contract Fee, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Agent or the Company, if, on or prior to the Final Settlement Date, a Termination Event shall have occurred. Upon the occurrence of a Termination Event, the Company shall give written notice to the Agent, the Collateral Agent and to the Holders, at their addresses as they appear in the Security Register. Upon and after the occurrence of a Termina-tion Event, the Securities shall thereafter represent the right to receive the Treasury Notes forming a part of such Securities in accordance with the provi-sions of Section 402 and the Pledge Agreement.

Section 509. Early Settlement.

  (a) Subject to and upon compliance with the provisions of this Section 509 at the option of the Holder thereof, any Purchase Contracts underlying Securi-ties having an aggregate Stated Amount equal to $57,000 or an integral multi-ple thereof may be settled early ("Early Settlement") as provided herein. In order to exercise the right to effect Early Settlement with respect to any Purchase Contracts, the Holder of the Security Certificate evidencing such Purchase Contracts shall deliver such Security Certificate to the Agent at the Corporate Trust Office duly endorsed for transfer to the Company or in blank with the form of Election to Settle Early on the reverse thereof duly com-pleted and accompanied by payment in the form of a certified or cashier's check payable to the order of the Company in immediately available funds in an amount (the "Early Settlement Amount") equal to (i) the product of (A) the Stated Amount times (B) the number of Purchase Contracts with respect to which the Holder has elected to effect Early Settlement minus (ii) the aggregate amount of Contract Fees, if any, otherwise payable on or prior to the immedi-ately preceding Payment Date deferred at the option of the Company pursuant to
Section 503 and remaining unpaid as of such immediately preceding Payment Date plus (iii) if such delivery is made with respect to any Purchase Contracts during the period from the close of business on any Record Date next preceding any Payment Date to the opening of business on such Payment Date, an amount equal to the sum of (x) the Contract Fees payable on such Payment Date with respect to such Purchase Contracts plus (y) the interest on the related Trea-sury Notes payable on such Payment Date. Except as provided in the immediately preceding sentence and subject to the last paragraph of Section 502, no pay-ment or adjustment shall be made upon Early Settlement of any Purchase Con-tract on account of any Contract Fees accrued on such Purchase Contract or on account of any dividends on the Common Stock issued upon such Early Settlement. If the foregoing requirements are first satisfied with respect to Purchase Contracts underlying any Securities at or prior to 5:00 p.m., New York City time, on a Business Day, such day shall be the "Early Settlement Date" with respect to such Securities and if such re-quirements are first satisfied after 5:00 p.m., New York City time, on a Busi-ness Day or on a day that is not a Business Day, the "Early Settlement Date" with respect to such Securities shall be the next succeeding Business Day.

  (b) Upon Early Settlement of Purchase Contracts by a Holder of the related Securities, the Company shall issue, and the Holder shall be entitled to re-ceive, a number of shares of Common Stock on account of each Purchase Contract as to which Early Settlement is effected equal to the Early Settlement Rate. The Early Settlement Rate shall initially be equal to .8333 and shall be ad-justed in the same manner and at the same time as the Settlement Rate is ad-justed. As promptly as practicable after Early Settlement of Purchase Con-tracts in accordance with the provisions of this Section 509, the Company shall issue and shall deliver to the Agent at the Corporate Trust Office a certificate or certificates for the full number of shares of Common Stock is-suable upon such Early Settlement together with payment in lieu of any frac-tion of a share, as provided in Section 510.

  (c) The Company shall cause the shares of Common Stock issuable, and Trea-sury Notes deliverable, upon Early Settlement of Purchase Contracts to be is-sued and delivered, in the case of such shares of Common Stock, and released from the Pledge by the Collateral Agent and transferred, in the case of such Treasury Notes, to the Agent, for delivery to the Holder thereof or its desig-nee, no later than the third Business Day after the applicable Early Settle-ment Date.

  (d) Upon Early Settlement of any Purchase Contracts, and subject to receipt thereof from the Company or the Collateral Agent, as applicable, the Agent shall, in accordance with the instructions provided by the Holder thereof on the applicable form of Election to Settle Early on the reverse of the Security Certificate evidencing the related Securities, (i) transfer the Treasury Notes forming a part of such Securities and (ii) deliver a certificate or certifi-cates for the full number of shares of Common Stock issuable upon such Early Settlement together with payment in lieu of any fraction of a share, as pro-vided in Section 510.

  (e) In the event that Early Settlement is effected with respect to Purchase Contracts underlying less than all the Securities evidenced by a Security Cer-tificate, upon such Early Settlement the Company shall execute and the Agent shall authenticate, countersign and deliver to the Holder thereof, at the ex-pense of the Company, a Security Certificate evidencing the Securities as to which Early Settlement was not effected.

Section 510. No Fractional Shares.

  No fractional shares or scrip representing fractional shares of Common Stock shall be issued or delivered upon settlement on the Final Settlement Date or upon Early Settlement of any Purchase Contracts. If Security Certificates evi-dencing more than one Purchase Contract shall be surrendered for settlement at one time by the same Holder, the number of full shares of Common Stock which shall be delivered upon settlement shall be computed on the basis of the ag-gregate number of Purchase Contracts evidenced by the Security Certificates so surrendered. Instead of any fractional share of Common Stock which would oth-erwise be deliverable upon settlement of any Purchase Contracts on the Final Settlement Date or upon Early Settlement, the Company, through the Agent, shall make a cash payment in respect of such fractional interest in an amount equal to the value of such fractional shares at the Closing Price per share on the Trading Day immediately preceding the Final Settlement Date or the related Early Settlement Date, respectively. The Company shall provide the Agent from time to time with sufficient funds to permit the Agent to make all cash pay-ments required by this Section 510 in a timely manner.

Section 511. Charges and Taxes.

  The Company will pay all stock transfer and similar taxes attributable to the initial issuance and delivery of the shares of Common Stock pursuant to the Purchase Contracts; provided, however, that the Company shall not be re-quired to pay any such tax or taxes which may be payable in respect of any ex-change of or substitution for a Security Certificate evidencing a Purchase Contract or any issuance of a share of Common Stock in a name other than that of the registered Holder of a Security Certificate surrendered in respect of the Purchase Contracts evidenced thereby, other than in the name of the Agent, as custodian for such Holder, and the Company shall not be required to issue or deliver such share certificates or Security Certificates unless or until the Person or Persons requesting the transfer or issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                                  ARTICLE SIX

                                   Remedies

Section 601. Unconditional Right of Holders to Receive Contract Fee.

  Notwithstanding any other provision in this Agreement, the Holder of any Se-curity shall have the right, which is absolute and unconditional (subject to the right of the Company to defer payment thereof pursuant to Section 503), to receive payment of each installment of the Contract Fee with respect to the Purchase Contract constituting a part of such Security on the respective Pay-ment Date for such Security and to purchase Common Stock pursuant to such Pur-chase Contract and, in each such case, to institute suit for the enforcement of any such payment and right to purchase Common Stock, and such rights shall not be impaired without the consent of such Holder.

Section 602. Restoration of Rights and Remedies.

  If any Holder of Securities has instituted any proceeding to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Holder, then and in every such case, subject to any determination in such proceeding, the Company and such Holder shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of such Holder shall continue as though no such proceeding had been instituted.

Section 603. Rights and Remedies Cumulative.

  Except as otherwise provided with respect to the replacement of mutilated, destroyed, lost or stolen Security Certificates in the last paragraph of Sec-tion 306, no right or remedy herein conferred upon or reserved to the Holders of Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employ-ment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 604. Delay or Omission Not Waiver.

  No delay or omission of any Holder to exercise any right or remedy shall im-pair any such right or remedy or constitute a waiver of any such right. Every right and remedy given by this Article or by law to the Holders may be exer-cised from time to time, and as often as may be deemed expedient, by such Holders.

Section 605. Undertaking for Costs.

  All parties to this Agreement agree, and each Holder of any Security by his acceptance of the Security Certificate evidencing such Security shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Agent for any action taken, suffered or omitted by it as Agent, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess rea-sonable costs, including reasonable attorneys' fees, against any party liti-gant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Agent, to any suit instituted by any Holder of Securi-ties, or group of Holders, holding in the aggregate more than 10% of the Out-standing Securities, or to any suit instituted by any Holder for the enforce-ment of the payment of the interest on any Treasury Note or the Contract Fee on any Purchase Contract on or after the respective Payment Date therefor con-stituting a part of the Securities held by such Holder, or for enforcement of the right to purchase shares of Common Stock under the Purchase Contracts con-stituting a part of the Securities held by such Holder.

Section 606. Waiver of Stay or Extension Laws.

  The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever en-acted, now or at any time hereafter in force, which may affect the covenants or the performance of this Agreement; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Agent or the Holders, but will suffer and permit the execution of every such power as though no such law had been en-acted.

                                 ARTICLE SEVEN

                                   The Agent

Section 701. Certain Duties and Responsibilities.

    (a) (1) The Agent undertakes to perform, with respect to the Securities, such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Agent; and

    (2) in the absence of bad faith or negligence on its part, the Agent may, with respect to the Securities, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Agent and conforming to the re-quirements of this Agreement, but in the case of any certificates or opin-ions which by any provision hereof are specifically required to be fur-nished to the Agent, the Agent shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement.

  (b) No provision of this Agreement shall be construed to relieve the Agent from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that

    (1) this Subsection shall not be construed to limit the effect of Sub-section (a) of this Section;

    (2) the Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Agent was negligent in ascertaining the pertinent facts; and

    (3) no provision of this Agreement shall require the Agent to expend or risk its own funds or otherwise incur any financial liability in the per-formance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liabil-ity is not reasonably assured to it.

  (c) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Agent shall be subject to the provisions of this Section.

Section 702. Notice of Default.

  Within 90 days after the occurrence of any default by the Company hereunder, of which a Responsible Officer of the Agent has actual knowledge, the Agent shall transmit by mail to all Holders of Securities, as their names and ad-dresses appear in the Security Register, notice of such default hereunder, un-less such default shall have been cured or waived.

Section 703. Certain Rights of Agent.

  Subject to the provisions of Section 701:

    (a) the Agent may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opin-ion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

    (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate, Issuer Order or Issuer Request, and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution;

    (c) whenever in the administration of this Agreement the Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Agent (unless other evi-dence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate of the Company;

    (d) the Agent may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

    (e) the Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instru-ment, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or docu-ment, but the Agent, in its discretion, may make reasonable further in-quiry or investigation into such facts or matters related to the issuance of the Securities and the execution, delivery and performance of the Pur-chase Contracts as it may see fit, and, if the Agent shall determine to make such further inquiry or investigation, it shall be entitled to exam-ine the books, records and promises of the Company, personally or by agent or attorney; and

    (f) the Agent may execute any of its powers hereunder or perform any du-ties hereunder either directly or by or through agents or attorneys and the Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

Section 704. Not Responsible for Recitals or Issuance of Securities.

  The recitals contained herein and in the Security Certificates shall be taken as the statements of the Company and the Agent assumes no responsibility for their correctness. The Agent makes no representations as to the validity or sufficiency of this Agreement or of the Securities. The Agent shall not be accountable for the use or application by the Company of the proceeds in re-spect of the Purchase Contracts.

Section 705. May Hold Securities.

  Any Security Registrar or any other agent of the Company, or the Agent, in its individual or any other capacity, may become the owner or pledgee of Secu-rities and may otherwise deal with the Company with the same rights it would have if it were not Security Registrar or such other agent, or the Agent.

Section 706. Money Held in Trust.

  Money held by the Agent in trust hereunder need not be segregated from the other funds except to the extent required by law. The Agent shall be under no obligation to invest or pay interest on any money received by it hereunder ex-cept as otherwise agreed with the Company.

Section 707. Compensation and Reimbursement.

  The Company agrees:

    (1) to pay to the Agent from time to time reasonable compensation for all services rendered by it hereunder;

    (2) except as otherwise expressly provided herein, to reimburse the Agent upon its request for all reasonable expenses, disbursements and ad-vances incurred or made by the Agent in accordance with any provision of this Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, dis-bursement or advance as may be attributable to its negligence or bad faith; and

    (3) to indemnify the Agent and any predecessor Agent for, and to hold each of them harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connec-tion with the acceptance or administration of its duties hereunder, in-cluding the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

Section 708. Corporate Agent Required; Eligibility.

  There shall at all times be an Agent hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal or State authority and having its Corporate Trust Office in the Borough of Manhattan, The City of New York, if there be such a corporation in the Borough of Manhat-tan, The City of New York qualified and eligible under this Article and will-ing to act on reasonable terms. If such corporation publishes reports of con-dition at least annually, pursuant to law or to the requirements of said su-pervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condi-tion so published. If at any time the Agent shall cease to be eligible in ac-cordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 709. Resignation and Removal; Appointment of Successor.

  (a) No resignation or removal of the Agent and no appointment of a successor Agent pursuant to this Article shall become effective until the acceptance of appointment by the successor Agent in accordance with the applicable require-ments of Section 710.

  (b) The Agent may resign at any time by giving written notice thereof to the Company 60 days prior to the effective date of such resignation. If the in-strument of acceptance by a successor Agent required by Section 710 shall not have been delivered to the Agent within 30 days after the giving of such no-tice of resignation, the resigning Agent may petition any court of competent jurisdiction for the appointment of a successor Agent.

  (c) The Agent may be removed at any time by Act of the Holders of a majority in number of the Outstanding Securities delivered to the Agent and the Compa-ny.

  (d) If at any time

    (1) the Agent fails to comply with Section 310(b) of the TIA, as if the Agent were an indenture trustee under an indenture qualified under the TIA, after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

    (2) the Agent shall cease to be eligible under Section 708 and shall fail to resign after written request therefor by the Company or by any such Holder, or

    (3) the Agent shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Agent or of its property shall be appointed or any public officer shall take charge or control of the Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Agent, or (ii) any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Agent and the appointment of a successor Agent.

  (e) If the Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Agent for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Agent and shall comply with the applicable requirements of Section 710. If no successor Agent shall have been so appointed by the Company and accepted appointment in the manner required by Section 710, any Holder who has been a bona fide Holder of a Secu-rity for at least six months may, on behalf of himself and all others simi-larly situated, petition any court of competent jurisdiction for the appoint-ment of a successor Agent.

  (f) The Company shall give, or shall cause such successor Agent to give, no-tice of each resignation and each removal of the Agent and each appointment of a successor Agent by mailing written notice of such event by first-class mail, postage prepaid, to all Holders of Securities as their names and addresses ap-pear in the Security Register. Each notice shall include the name of the suc-cessor Agent and the address of its Corporate Trust Office.

Section 710. Acceptance of Appointment by Successor.

  (a) In case of the appointment hereunder of a successor Agent, every such successor Agent so appointed shall execute, acknowledge and deliver to the

Company and to the retiring Agent an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Agent shall become effective and such successor Agent, without any further act, deed or convey-ance, shall become vested with all the rights, powers, agencies and duties of the retiring Agent; but, on the request of the Company or the successor Agent, such retiring Agent shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Agent all the rights, powers and trusts of the retiring Agent and shall duly assign, transfer and deliver to such successor Agent all property and money held by such retiring Agent here-under.

  (b) Upon request of any such successor Agent, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Agent all such rights, powers and agencies referred to in para-graph (a) of this Section.

  (c) No successor Agent shall accept its appointment unless at the time of such acceptance such successor Agent shall be qualified and eligible under this Article.

Section 711. Merger, Conversion, Consolidation or Succession to Business.

  Any corporation into which the Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Agent shall be a party, or any corpo-ration succeeding to all or substantially all the corporate trust business of the Agent, shall be the successor of the Agent hereunder, provided such corpo-ration shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Security Certificates shall have been authen-ticated and executed on behalf of the Holders, but not delivered, by the Agent then in office, any successor by merger, conversion or consolidation to such Agent may adopt such authentication and execution and deliver the Security Certificates so authenticated and executed with the same effect as if such successor Agent had itself authenticated and executed such Securities.

Section 712. Preservation of Information; Communications to Holders.

  (a) The Agent shall preserve, in as current a form as is reasonably practi-cable, the names and addresses of Holders received by the Agent in its capac-ity as Security Registrar.

  (b) If three or more Holders (herein referred to as "applicants") apply in writing to the Agent, and furnish to the Agent reasonable proof that each such applicant has owned a Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to trans-mit, then the Agent shall, within five Business Days after the receipt of such application, afford such applicants access to the information preserved at the time by the Agent in accordance with Section 712(a).

  (c) Every Holder of Securities, by receiving and holding the Security Cer-tificates evidencing the same, agrees with the Company and the Agent that none of the Company, the Agent nor any agent of any of them shall be held account-able by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 712(b), regardless of the source from which such information was derived.

Section 713. No Obligations of Agent.

  Except to the extent otherwise provided in this Agreement, the Agent assumes no obligations and shall not be subject to any liability under this Agreement or any Purchase Contract in respect of the obligations of the Holder of any Security thereunder. The Company agrees, and each Holder of a Security Certif-icate, by his acceptance thereof, shall be deemed to have agreed, that the Agent's execution of the Security Certificates on behalf of the Holders shall be solely as agent and attorney-in-fact for the Holders, and that the Agent shall have no obligation to perform such Purchase Contracts on behalf of the Holders, except to the extent expressly provided in Article Five hereof.

Section 714. Tax Compliance.

  (a) The Agent, on its own behalf and on behalf of the Company, will comply with all applicable certification, information reporting and withholding (in-cluding "backup" withholding) requirements imposed by applicable tax laws, regulations or administrative practice with respect to (i) any payments made with respect to the Securities or (ii) the issuance, delivery, holding, trans-fer, redemption or exercise of rights under the Securities. Such compliance shall include, without limitation, the preparation and timely filing of required returns and the timely payment of all amounts required to be withheld to the appropriate taxing authority or its designated agent.

  (b) The Agent shall comply with any direction received from the Company with respect to the application of such requirements to particular payments or Holders or in other particular circumstances, and may for purposes of this Agreement rely on any such direction in accordance with the provisions of Sec-tion 701(a)(2) hereof.

  (c) The Agent shall maintain all appropriate records documenting compliance with such requirements, and shall make such records available, on written re-quest, to the Company or to its authorized representative within a reasonable period of time after receipt of such request.

                                 ARTICLE EIGHT

                            Supplemental Agreements

Section 801. Supplemental Agreements Without Consent of Holders.

  Without the consent of any Holders, the Company and the Agent, at any time and from time to time, may enter into one or more agreements supplemental hereto, in form satisfactory to the Company and the Agent, for any of the fol-lowing purposes:

    (1) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Security Certificates; or

    (2) to add to the covenants of the Company for the benefit of the Hold-ers, or to surrender any right or power herein conferred upon the Company; or

    (3) to evidence and provide for the acceptance of appointment hereunder by a successor Agent; or

    (4) to make provision with respect to the rights of Holders pursuant to the requirements of Section 506(b); or

    (5) to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other provisions herein, or to make any other provisions with respect to such matters or questions aris-ing under this Agreement, provided such action shall not adversely affect the interests of the Holders.

Section 802. Supplemental Agreements with Consent of Holders.

  With the consent of the Holders of not less than 66 2/3% of the Outstanding Securities, by Act of said Holders delivered to the Company and the Agent, the Company when authorized by a Board Resolution, and the Agent may enter into an agreement or agreements supplemental hereto for the purpose of modifying in any manner the terms of the Securities, or the provisions of this Agreement or the rights of the Holders in respect of the Securities; provided, however, that no such supplemental agreement shall, without the consent of the Holder of each Outstanding Security affected thereby,

    (1) change any Payment Date;

    (2) change the amount or type of Treasury Notes underlying a Security, impair the right of the Holder of any Security to receive interest pay-ments on the underlying Treasury Notes or otherwise adversely affect the Holder's rights in or to such Treasury Notes;

    (3) reduce any Contract Fee or change any place where, or the coin or currency in which, any Contract Fee is payable;

    (4) impair the right to institute suit for the enforcement of any Pur-chase Contract;

    (5) reduce the number of shares of Common Stock to be purchased pursuant to any Purchase Contract, increase the price to purchase shares of Common Stock upon settlement of any Purchase Contract, change the Final Settle-ment Date or otherwise adversely affect the Holder's rights under any Pur-chase Contract; or

    (6) reduce the percentage of the Outstanding Securities the consent of whose Holders is required for any such supplemental agreement.

  It shall not be necessary for any Act of Holders under this Section to ap-prove the particular form of any proposed supplemental agreement, but it shall be sufficient if such Act shall approve the substance thereof.

Section 803. Execution of Supplemental Agreements.

  In executing, or accepting the additional agencies created by, any supple-mental agreement permitted by this Article or the modifications thereby of the agencies created by this Agreement, the Agent shall be entitled to receive and (subject to Section 701) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental agreement is autho-rized or permitted by this Agreement. The Agent may, but shall not be obli-gated to, enter into any such supplemental agreement which affects the Agent's own rights, duties or immunities under this Agreement or otherwise.

Section 804. Effect of Supplemental Agreements.

  Upon the execution of any supplemental agreement under this Article, this Agreement shall be modified in accordance therewith, and such supplemental agreement shall form a part of this Agreement for all purposes; and every Holder of Security Certificates theretofore or thereafter authenticated, exe-cuted on behalf of the Holders and delivered hereunder shall be bound thereby.

Section 805. Reference to Supplemental Agreements.

  Security Certificates authenticated, executed on behalf of the Holders and delivered after the execution of any supplemental agreement pursuant to this Article may, and shall if required by the Agent, bear a notation in form ap-proved by the Agent as to any matter provided for in such supplemental agree-ment. If the Company shall so determine, new Security Certificates so modified as to conform, in the opinion of the Agent and the Company, to any such sup-plemental agreement may be prepared and executed by the Company and authenti-cated, executed on behalf of the Holders and delivered by the Agent in ex-change for Outstanding Security Certificates.

                                 ARTICLE NINE

                   Consolidation, Merger, Sale or Conveyance

Section 901. Covenant Not to Merge, Consolidate, Sell or Convey Property Ex-cept Under Certain Conditions.

  The Company covenants that it will not merge or consolidate with any other Person or sell or convey all or substantially all of its assets to any Person, except that the Company may merge or consolidate with, or sell or convey all or substantially all of its assets to, any other Person, provided that (i) the Company shall be the continuing corporation, or the successor (if other than the Company) shall be a corporation organized and existing under the laws of the United States of America or a State thereof and such corporation shall as-sume the obligations of the Company under the Purchase Contracts, this Agree-ment and the Pledge Agreement by one or more supplemental agreements in form satisfactory to the Agent and the Collateral Agent, executed and delivered to the Agent and the Collateral Agent by such corporation, and (ii) the Company or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any covenant or condition hereunder, under any of the Securities or under the Pledge Agreement.

Section 902. Rights and Duties of Successor Corporation.

  In case of any such consolidation, merger, sale or conveyance and upon any such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Company with the same effect as if it had been named herein as the Company. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of Browning-Ferris Industries, Inc., any or all of the Security Certificates evi-dencing Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Agent; and, upon the order of such successor corporation, instead of the Company, and subject to all the terms, conditions and limitations in this Agreement prescribed, the Agent shall au-thenticate and execute on behalf of the Holders and deliver any Security Cer-tificates which previously shall have been signed and delivered by the offi-cers of the Company to the Agent for authentication and execution, and any Se-curity Certificate evidencing Securities which such successor corporation thereafter shall cause to be signed and delivered to the Agent for that pur-pose. All the Security Certificates so issued shall in all respects have the same legal rank and benefit under this Agreement as the Security Certificates theretofore or thereafter issued in accordance with the terms of this Agree-ment as though all of such Security Certificates had been issued at the date of the execution hereof.

  In case of any such consolidation, merger, sale or conveyance such change in phraseology and form (but not in substance) may be made in the Security Cer-tificates evidencing Securities thereafter to be issued as may be appropriate.

Section 903. Opinion of Counsel to Agent.

  The Agent, subject to Sections 701 and 703, may receive an Opinion of Coun-sel as conclusive evidence that any such consolidation, merger, sale or con-veyance, and any such assumption, complies with the provisions of this Arti-cle.

                                  ARTICLE TEN

                                   Covenants

Section 1001. Performance Under Purchase Contracts.

  The Company covenants and agrees for the benefit of the Holders from time to time of the Securities that it will duly and punctually perform its obliga-tions under the Purchase Contracts in accordance with the terms of the Pur-chase Contracts and this Agreement.

Section 1002. Maintenance of Office or Agency.

  The Company will maintain in the Borough of Manhattan, The City of New York an office or agency where Security Certificates may be presented or surren-dered for acquisition of shares of Common Stock upon settlement or Early Set-tlement and for transfer of Treasury Notes upon occurrence of a Termination Event, where Security Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Agreement may be served. The Company will give prompt written notice to the Agent of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Agent with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Company hereby appoints the Agent as its agent to receive all such presentations, surrenders, notices and demands.

  The Company may also from time to time designate one or more other offices or agencies where Security Certificates may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company will give prompt written notice to the Agent of any such designation or rescission and of any change in the location of any such other office or agency. The Com-pany hereby designates as the place of payment for the Securities the Corpo-rate Trust Office and appoints the Agent at its Corporate Trust Office as pay-ing agent in such city.

Section 1003. Company to Reserve Common Stock.

  The Company shall at all times prior to the Final Settlement Date reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock the full number of shares of Common Stock issuable against tender of payment in respect of all Purchase Contracts constituting a part of the Securities evidenced by Outstanding Security Certificates.

Section 1004. Covenants as to Common Stock.

  The Company covenants that all shares of Common Stock which may be issued against tender of payment in respect of any Purchase Contract constituting a part of the Outstanding Securities will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable.

Section 1005. Statements of Officers of the Company as to Default.

  The Company will deliver to the Agent, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certifi-cate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions hereof, and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                            BROWNING-FERRIS INDUSTRIES, INC.

Attested by
/s/ Eileen B. Schuler       By: /s/ Henry L. Hirvela
- -----------------------     ---------------------------------------------------

                            THE FIRST NATIONAL BANK OF CHICAGO, as Agent

Attested by
/s/ R. D. Manella           By: /s/ John R. Prendiville
- -----------------------     ---------------------------------------------------

                                                                      EXHIBIT A

                       BROWNING-FERRIS INDUSTRIES, INC.

                  7.25% AUTOMATIC COMMON EXCHANGE SECURITIES

                     (STATED AMOUNT $35.625 PER SECURITY)

No.                                                                  Securities

  This Security Certificate certifies that                        is the reg-
istered Holder of the number of Securities set forth above. Each Security rep-resents ownership by the Holder of 5.125% United States Treasury Notes due June 30, 1998 ("Treasury Notes") with a principal amount equal to the Stated Amount, subject to the Pledge of such Treasury Notes by such Holder pursuant to the Pledge Agreement, and the rights and obligations of the Holder under one Purchase Contract with Browning-Ferris Industries, Inc., a Delaware corpo-ration (the "Company").

  Pursuant to the Pledge Agreement, the Treasury Notes constituting part of each Security evidenced hereby have been pledged to the Collateral Agent to secure the obligations of the Holder under the Purchase Contract constituting part of such Security.

  The Pledge Agreement provides that all payments of principal of, or interest on, any Treasury Notes constituting part of the Securities received by the Collateral Agent shall be paid by the Collateral Agent by wire transfer in same day funds no later than 2:00 p.m., New York City time, on the Business
Day such payment is received by the Collateral Agent (provided that in the event such payment is received by the Collateral Agent on a day that is not a Business Day or after 2:00 p.m., New York City time, on a Business Day, then such payment shall be made no later than 9:00 a.m., New York City time, on the next succeeding Business Day) (i) in the case of (A) interest payments and (B) any principal payments with respect to any Treasury Notes that have been re-leased from the Pledge pursuant to the Pledge Agreement, to the Agent to the account designated by it for such purpose and (ii) in the case of principal payments on any Pledged Treasury Notes (as defined in the Pledge Agreement), to the Company, in full satisfaction of the respective obligations of the Holders of the Securities of which such Pledged Treasury Securities are a part under the Purchase Contracts forming a part of such Securities. Interest on any Treasury Note forming part of a Security evidenced hereby which is paid on any June 30 or December 31, commencing December 31, 1995 (a "Payment Date"), shall, subject to receipt thereof by the Agent from the Collateral Agent, be paid to the Person in whose name this Security Certificate (or a Predecessor Security Certificate) is registered at the close of business on the Record Date next preceding such Payment Date.

  Each Purchase Contract evidenced hereby obligates the Holder of this Security Certificate to purchase, and the Company to sell, on June 30, 1998 (the "Final Settlement Date"), at a price equal to $35.625 (the "Stated Amount"), a number of shares of Common Stock, par value $.16 2/3 per share ("Common Stock"), of the Company, equal to the Settlement Rate, unless on or prior to the Final Set-tlement Date there shall have occurred a Termination Event or Early Settlement with respect to the Security of which such Purchase Contract is a part, all as provided in the Purchase Contract Agreement and more fully described on the re-verse hereof. The purchase price for the shares of Common Stock purchased pur-suant to each Purchase Contract evidenced hereby, if not paid earlier, shall be paid on the Final Settlement Date by application of payment received in respect of the principal of the Treasury Notes pledged to secure the obligations under such Purchase Contract of the Holder of the Security of which such Purchase Contract is a part.

  The Company shall pay, on each Payment Date, in respect of each Purchase Con-tract forming part of a Security evidenced hereby a fee (the "Contract Fee") equal to 2.125% per annum of the Stated Amount, from July 5, 1995, computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be, subject to deferral at the option of the Company as provided in the Purchase Contract Agreement and more fully described on the reverse hereof; except that on the initial Payment Date the Contract Fee shall be re-duced by an amount equal to accrued interest to July 5, 1995, on the Treasury Note constituting a part of this Security. Such Contract Fee shall be payable to the Person in whose name this Security Certificate (or a Predecessor Secu-rity Certificate) is registered at the close of business on the Record Date next preceding such Payment Date.

  Interest on the Treasury Notes and the Contract Fee will be payable at the office of the Agent in The City of New York or, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address appears on the Security Register.

  Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

  Unless the certificate of authentication hereon has been executed by the Agent by manual signature, this Security Certificate shall not be entitled to any benefit under the Pledge Agreement or the Purchase Contract Agreement or be valid or obligatory for any purpose.

  IN WITNESS WHEREOF, the Company has caused this instrument to be duly exe-cuted.

                            BROWNING-FERRIS INDUSTRIES, INC.

                            By:
                              -------------------------------------------------

Attest:
    ---------------------

                            HOLDER SPECIFIED ABOVE (as to obligations of such Holder under the Purchase Contracts evidenced hereby)

                            By: THE FIRST NATIONAL BANK OF CHICAGO
                            as Attorney-in-Fact of such Holder

                            By:
                              -------------------------------------------------

Dated:

  This is one of the Security Certificates referred to in the within mentioned Purchase Contract Agreement.

THE FIRST NATIONAL BANK OF CHICAGO,
as Agent

By:
  -----------------------

                   [Form of Reverse of Security Certificate]

  Each Purchase Contract evidenced hereby is governed by a Purchase Contract Agreement, dated as of June 28, 1995 (the "Purchase Contract Agreement"), be-tween the Company and The First National Bank of Chicago, as Agent (herein called the "Agent"), to which Purchase Contract Agreement and supplemental agreements thereto reference is hereby made for a description of the respec-tive rights, limitations of rights, obligations, duties and immunities there-under of the Agent, the Company, and the Holders and of the terms upon which the Security Certificates are, and are to be, executed and delivered.

  Each Purchase Contract evidenced hereby obligates the Holder of this Secu-rity Certificate to purchase, and the Company to sell, on the Final Settlement Date at a price equal to the Stated Amount, a number of shares of Common Stock of the Company equal to the Settlement Rate, unless, on or prior to the Final Settlement Date, there shall have occurred a Termination Event or an Early Settlement with respect to the Security of which such Purchase Contract is a part. The "Settlement Rate" is equal to (a) if the Applicable Market Value (as defined below) is greater than $42.75 (the "Threshold Appreciation Price"),
 .8333 of a share of Common Stock per Purchase Contract, (b) if the Applicable Market Value is less than or equal to the Threshold Appreciation Price but is greater than the Stated Amount, a fractional share of Common Stock per Pur-chase Contract equal to the Stated Amount divided by the Applicable Market Value and (c) if the Applicable Market Amount is less than or equal to the Stated Amount, one share of Common Stock per Purchase Contract, in each case subject to adjustment as provided in the Purchase Contract. No fractional shares of Common Stock will be issued upon settlement of Purchase Contracts, as provided in the Purchase Contract Agreement.

  The "Applicable Market Value" means the average of the Closing Prices per share of Common Stock on each of the twenty consecutive Trading Days ending on the last Trading Day immediately preceding the Final Settlement Date. The "Closing Price" of the Common Stock on any date of determination means the closing sale price (or, if no closing price is reported, the last reported sale price) of the Common Stock on the New York Stock Exchange (the "NYSE") on such date or, if the Common Stock is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is so listed, or if the Common Stock is not so listed on a United States national or regional securities exchange, as reported by The Nasdaq Stock Market, or, if the Common Stock is not so reported, the last quoted bid price for the Common Stock in the over-the-counter market as reported by the National Quotation Bu-reau or similar organization, or, if such bid price is not available, the mar-ket value of the Common Stock on such date as determined by a nationally rec-ognized independent investment banking firm retained for this purpose by the Company. A "Trading Day" means a day on which the Common Stock (A) is not sus-pended from trading on any national or regional securities exchange or associ-ation or over-the-counter market at the close of business and (B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

  The purchase price for the shares of Common Stock purchased pursuant to each Purchase Contract shall be paid by application of payments received by the Company on the Final Settlement Date from the Collateral Agent pursuant to the Pledge Agreement in respect of the principal of the Treasury Notes Pledged to secure the obligations of the relevant Holder under such Purchase Contract. The Company shall not be obligated to issue any shares of Common Stock in re-spect of a Purchase Contract or deliver any certificates therefor to the Holder unless it shall have received payment in full of the aggregate purchase price for the shares of Common Stock to be purchased thereunder in the manner herein set forth.

  Subject to the next succeeding paragraph, the Company shall pay, on each Payment Date, the Contract Fee payable in respect of each Purchase Contract to the Person in whose name the Security Certificate evidencing such Purchase Contract is registered at the close of business on the Record Date next pre-ceding such Payment Date. Contract Fees will be payable at the office of the Agent in The City of New York or, at the option of the Company, by check mailed to the address of the Person entitled thereto at such address as it ap-pears on the Security Register.

  The Company shall have the right, at any time prior to the Final Settlement Date, to defer the payment of any or all of the Contract Fees otherwise pay-able on any Payment Date, but only if the Company shall give the Holders and the Agent written notice of its election to defer such payment (specifying the amount to be deferred) as provided in the Purchase Contract Agreement. Any Contract Fees so deferred shall bear additional Contract Fees thereon at the rate of 7.25% per annum (computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be), compounding on each succeeding Payment Date, until paid in full. Deferred Contract Fees (and additional Contract Fees accrued thereon) shall be due on the next succeeding Payment Date except to the extent that payment is deferred pursuant to the Purchase Contract Agreement. No Contract Fees may be deferred to a date that is after the Final Settlement Date.

  The Purchase Contracts and the obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the Holders to receive and the obligation of the Company to pay any Contract Fee, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Agent or the Company, if, on or prior to the Fi-nal Settlement Date, a Termination Event shall have occurred. Upon the occur-rence of a Termination Event, the Company shall give written notice to the Agent and to the Holders, at their addresses as they appear in the Security Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Treasury Notes from the Pledge. The Securities shall thereafter represent the right to receive the Treasury Notes forming a part of such Securities in accordance with the provisions of the Purchase Contract Agreement and the Pledge Agreement.

  Subject to and upon compliance with the provisions of the Purchase Contract Agreement at the option of the Holder thereof, Purchase Contracts underlying Securities having an aggregate Stated Amount equal to $57,000 or an integral multiple thereof may be settled early ("Early Settlement") as provided in the Purchase Contract Agreement. In order to exercise the right to effect Early Settlement with respect to any Purchase Contracts evidenced by this Security Certificate, the Holder of this Security Certificate shall deliver this Secu-rity Certificate to the Agent at the Corporate Trust Office duly endorsed for transfer to the Company or in blank with the form of Election to Settle Early set forth below duly completed and accompanied by payment in the form of a certified or cashier's check payable to the order of the Company in immedi-ately available funds in an amount (the "Early Settlement Amount") equal to
(i) the product of (A) the Stated Amount times (B) the number of Purchase Con-tracts with respect to which the Holder has elected to effect Early Settlement minus (ii) the aggregate amount of Contract Fees, if any, otherwise payable on or prior to the immediately preceding Payment Date deferred at the option of the Company pursuant to the Purchase Contract Agreement and remaining unpaid as of such immediately preceding Payment

Date plus (iii) if such delivery is made with respect to any Purchase Con-tracts during the period from the close of business on any Record Date next preceding any Payment Date to the opening of business on such Payment Date, an amount equal to the sum of (x) the Contract Fees payable on such Payment Date with respect to such Purchase Contracts plus (y) the interest with respect to the related Treasury Notes payable on such Payment Date. Upon Early Settlement of Purchase Contracts by a Holder of the related Securities, the Treasury Notes underlying such Securities shall be released from the Pledge as provided in the Pledge Agreement and the Holder shall be entitled to receive, a number of shares of Common Stock on account of each Purchase Contract forming part of a Security as to which Early Settlement is effected equal to the Early Settle-ment Rate. The Early Settlement Rate shall initially be equal to .8333 and shall be adjusted in the same manner and at the same time as the Settlement Rate is adjusted as provided in the Purchase Contract Agreement.

  The Security Certificates are issuable only in registered form and only in denominations of a single Security and any integral multiple thereof. The transfer of any Security Certificate will be registered and Security Certifi-cates may be exchanged as provided in the Purchase Contract Agreement. The Se-curity Registrar may require a Holder, among other things, to furnish appro-priate endorsements and transfer documents permitted by the Purchase Contract Agreement. No service charge shall be required for any such registration of transfer or exchange, but the Company and the Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in con-nection therewith. For so long as the Purchase Contract underlying a Security remains in effect, such Security shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Security in re-spect of the Treasury Notes and Purchase Contract constituting such Security may be transferred and exchanged only as a Security.

  Upon registration of transfer of this Security Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee, except as may be required by the Agent pursuant to the Purchase Contract Agreement), under the terms of the Purchase Contract Agreement and the Purchase Contracts evidenced hereby and the transferor shall be released from the obligations under the Purchase Contracts evidenced by this Security Certificate. The Company covenants and agrees, and the Holder, by his accept-ance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

  The Holder of this Security Certificate, by his acceptance hereof, autho-rizes the Agent to enter into and perform the related Purchase Contracts form-ing part of the Securities evidenced hereby on his behalf as his attorney-in-fact, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform his obligations under such Purchase Contracts, consents to the provisions of the Purchase Contract Agreement, authorizes the Agent to en-ter into and perform the Pledge Agreement on his behalf as his attorney-in-fact, and consents to the Pledge of the Treasury Notes underlying this Secu-rity Certificate pursuant to the Pledge Agreement. The Holder further cove-nants and agrees, that, to the extent and in the manner provided in the Pur-chase Contract Agreement and the Pledge Agreement, but subject to the terms thereof, payments in respect of principal of the Treasury Notes on the Final Settlement Date shall be paid by the Collateral Agent to the Company in satis-faction of such Holder's obligations under such Purchase Contract and such Holder shall acquire no right, title or interest in such payments.

  Subject to certain exceptions, the provisions of the Purchase Contract Agreement may be amended with the consent of the Holders of at least 66 2/3% of the Outstanding Securities.

  All terms used herein which are defined in the Purchase Contract Agreement have the meanings set forth therein.

  The Purchase Contracts shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

  The Company, the Agent and any agent of the Company or the Agent may treat the Person in whose name this Security Certificate is registered as the owner of the Securities evidenced hereby for the purpose of receiving payments of interest on the Treasury Notes, receiving payments of Contract Fees, perfor-mance of the Purchase Contracts and for all other purposes whatsoever, whether or not any payments in respect thereof be overdue and notwithstanding any no-tice to the contrary, and neither the Company, the Agent nor any such agent shall be affected by notice to the contrary.

  The Purchase Contracts shall not, prior to the settlement thereof, entitle the Holder to any of the rights of a holder of shares of Common Stock.

  A copy of the Purchase Contract Agreement is available for inspection at the offices of the Agent.

                            SETTLEMENT INSTRUCTIONS

  The undersigned Holder directs that a certificate for shares of Common Stock deliverable upon settlement on or after the Final Settlement Date of the Pur-chase Contracts underlying the number of Securities evidenced by this Security Certificate be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indi-cated below unless a different name and address have been indicated below. If shares are to be registered in the name of a Person other than the under-signed, the undersigned will pay any transfer tax payable incident thereto.

Dated:
      --------------------------     ------------------------------------------
                                                     Signature


If shares are to be registered
in the name of and delivered to                  REGISTERED HOLDER
a Person other than the Holder,
please print such Person's name
and address:

                                     Please print name and address of Regis-
                                     tered Holder:


                                     ------------------------------------------
- --------------------------------                        Name
              Name


                                     ------------------------------------------
- --------------------------------                      Address
            Address


                                     ------------------------------------------
- --------------------------------

Social Security or other Tax-        ------------------------------------------
payer Identification Number, if
any

                           ELECTION TO SETTLE EARLY

  The undersigned Holder of this Security Certificate hereby irrevocably exer-cises the option to effect Early Settlement in accordance with the terms of the Purchase Contract Agreement with respect to the Purchase Contracts under-lying the number of Securities evidenced by this Security Certificate speci-fied below. The option to effect Early Settlement may be exercised only with respect to Purchase Contracts underlying Securities with an aggregate Stated Amount equal to $57,000 or an integral multiple thereof. The undersigned Holder directs that a certificate for shares of Common Stock deliverable upon such Early Settlement be registered in the name of, and delivered, together with a check in payment for any fractional share and any Security Certificate representing any Securities evidenced hereby as to which Early Settlement of the related Purchase Contracts is not effected, to the undersigned at the ad-dress indicated below unless a different name and address have been indicated below. Treasury Notes deliverable upon such Early Settlement will be trans-ferred in accordance with the transfer instructions set forth below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated:
      -------------------------       ------------------------------------------
                                                     Signature

  Number of Securities evidenced hereby as to which Early Settlement of the
related Purchase Contracts is being elected:           .

If shares or Security Certifi-                   REGISTERED HOLDER
cates are to be registered in
the name of and delivered to
and Treasury Notes are to be
transferred to a Person other
than the Holder, please print
such Person's name and address:

                                     Please print name and address of Regis-
                                     tered Holder:

                                     ------------------------------------------
                                                        Name


- --------------------------------     ------------------------------------------
              Name                                    Address


- --------------------------------     ------------------------------------------
            Address

- --------------------------------
Social Security or other Tax-
payer Identification Number, if
any

                              ------------------

Transfer Instructions for Treasury Notes Transferable Upon Early Settlement or a Termination Event:

                -----------------------------------------------
                -----------------------------------------------
                -----------------------------------------------